UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2023

Harpoon Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38800	47-3458693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 400 South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 443-7400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HARP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2023, the Compensation Committee of the Board of Directors of Harpoon Therapeutics, Inc. (the “Company”) approved special retention cash and restricted stock unit awards (the “Retention Awards”) for key employees of the Company. The following table sets forth the Retention Awards for each of the Company’s named executive officers and the Company’s principal financial and accounting officer:

Name and Title	Cash Retention Award (1)	RSU Award (2)
Julie Eastland President and Chief Executive Officer	$338,250	50,000

Luke Walker Chief Medical Officer	$200,000	20,000

Frank Lanza Controller (Principal Financial and Accounting Officer)	—	2,000

(1)

The cash retention awards will be paid in two equal lump sum payments, provided that the executive remains in continuous full-time employment with the Company through May 26, 2024 (for the first cash retention payment) and November 26, 2024 (for the second cash retention payment). Grantees will be eligible for, and the Company will pay to them, to the extent not previously paid, both of the cash retention payments if, before November 26, 2024, (a) the executive’s employment with the Company is terminated by the Company without Cause, but not for death or Disability (as the terms “Cause” and “Disability” are defined in the Company’s 2019 Equity Incentive Plan (“2019 Plan”)), (b) the executive’s employment with the Company is terminated by the executive for Good Reason (as such term is defined in the 2019 Plan) or (c) upon a Change in Control (as such term is defined in the 2019 Plan).

(2)

The restricted stock units (“RSUs”) entitle the grantee to receive one share of the Company’s common stock for each RSU granted. The RSUs will vest according to the following schedule: 25% of the RSUs will vest on May 26, 2024, 25% of the RSUs will vest on November 26, 2024, 25% of the RSUs will vest on May 26, 2025 and 25% of the RSUs will vest on November 26, 2025, provided that the executive remains in continuous employment with the Company until each such date. Unvested RSUs under each of the grants are subject to forfeiture if the executive ceases to be employed by the Company prior to the applicable vesting date. Under the terms of the Restricted Stock Unit Award Notice and Agreement, grants become fully vested upon a Change in Control (as such term is defined in the 2019 Plan).

The Retention Awards are subject to the provisions of the Retention Bonus Agreement and Restricted Stock Unit Award Notice and Agreement, as applicable, the forms of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Retention Bonus Agreement, dated November 26, 2023.

10.2	Form of Restricted Stock Unit Award Notice and Agreement, dated November 26, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harpoon Therapeutics, Inc.

Date: November 28, 2023	By:	/s/ Julie Eastland
Julie Eastland
President and Chief Executive Officer